EXHIBIT 99.1

Dot VN, Inc. Announces EMS Mobile Data Center Product Launch with
Major Conference Co-Sponsored by VNNIC in Hanoi, Vietnam on Jan. 28, 2010

SAN DIEGO – Jan. 6, 2010 – Dot VN, Inc. (www.DotVN.com) (OTCBB: DTVI) announced today that, in conjunction with Elliptical Mobile Solutions, LLC (EMS) of Chandler, Ariz., it will launch a product line of mobile data centers for the first time to be available for sale to customers in business, government, education, healthcare, banking and other industries throughout Vietnam and Asia. The mobile data centers will be unveiled and first orders may be placed at a major conference to be held on Jan. 28, 2010 at the Vietnam Internet Network Information Centre (VNNIC) building in Hanoi, Vietnam. The event is co-sponsored by Dot VN, EMS and VNNIC. Management team members from both Dot VN and EMS will make presentations (along with VNNIC) and be on hand to meet directly with interested parties.

Through the Company’s exclusive right to sell these solutions in Vietnam, and non-exclusive right to sell throughout Asia, DotVN expects to see significant revenue growth in 2010 with the introduction of these solutions, as Vietnamese businesses across all industries seek to update their current IT systems without spending valuable resources on building traditional data centers.

“With the quickly growing economy in Vietnam, IT needs are significantly increasing as well,” said Dot VN CEO Thomas Johnson. “We are honored to co-host this conference with VNNIC to introduce EMS mobile data center solutions, which offer the most efficient, cost- and energy-saving options for data center management. Our exclusive right to sell these solutions in Vietnam, and non-exclusive right to sell throughout Asia, allows us to capitalize on the current economic boom in the region. EMS’ mobile data centers make sense for numerous industries, and have the ability to be upgraded, creating a vast and continuous revenue stream for our Company in both the near and long terms.”

EMS product offerings integrate Tier III, and in some cases Tier IV, standard redundant infrastructure into a cost effective and energy efficient secure rack. This launch is comprised of three products, which will be available beginning Jan. 28, 2010:

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The EMS R.A.S.E.R. is a full height (42U) vendor neutral high density module that provides 12KW and up to 16KW of closed loop cooling and safe storage for sensitive electronic equipment. It also protects that equipment from harsh vibration and shock sustained in a mobile or adverse situation. The R.A.S.E.R. also offers an optional Mission Critical Venting System.

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The EMS C³-S.P.E.A.R. is an entry level 24U mobile rack that provides 2.5KW and up to 6KW of Closed Loop Cooling on a self-propelled rack enclosure. It protects standard rack mounted equipment from vibration and shock sustained in a mobile environment. The vibration-isolated mobile rack creates a stable platform in which a user may move electronic equipment while it is mounted in the rack.

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The EMS S.P.E.A.R. provides an electronic armored 22U self-propelled rack enclosure solution. It is designed for agile high density data center applications where mobility, shielding, environmental protections and disaster tolerance are priorities. This small (14ft²) yet powerful (6KW) datacenter can be "nested" inside any customer controlled location, completely sealed and completely connected as the ultimate Disaster Recovery tool or as the basis for a unique type of data center. The mobile rack turns on its own axis and at 27.5” wide and 66” in length, the S.P.E.A.R. can deploy its stable and secure operating environment virtually anywhere. Additionally, the self-contained drive system is powered by 2 maintenance free gel cells, giving the self propelled enclosure a ½ ton payload capacity. The power assist makes, for the first time, 1000lbs of sensitive equipment and associated cooling systems easily portable by one person.

EMS products will individually sell between U.S. $35,000 and $140,000. When compared to the cost for construction, maintenance and support of a traditional data center, this is a significant cost savings. The EMS product line reduces power consumption by up to 50 percent, floor space by up to 75 percent and significantly reduces the capital expenditures associated with building an Internet data center. Generally, traditional Internet data center development requires that the majority of the infrastructure associated with the construction of an Internet data center must be built out upfront and further, the infrastructure must be able to support not only current needs but also future needs as well. This “future needs” requirement makes the capital cost of a traditional Internet data center incredibly high. The EMS product line makes scalable “pay as you go” infrastructure possible which makes initial construction and subsequent growth cost effective, manageable and quick.

“We sought to form a strategic partnership with Dot VN due to their premier position in the Vietnamese marketplace and throughout Southeast Asia,” said Bill Stockwell, CEO of Elliptical Mobile Solutions. “We believe our energy-efficient, cost-effective and easily deployable data centers are the perfect solution for this rapidly growing economy.”

In order to deploy, support and maintain EMS stationary and mobile Internet data center units, Dot VN has secured strategic partnerships with SaoBacDau Technologies Group (SBD) (www.SaoBacDau.vn/sbd/web/en/news/overview/view/89), a highly recognized leader in the Vietnamese IT industry and a Top 5 systems integrator, and Kasati Telecom (www.Kasati.com.vn/en), a leading telecom infrastructure deployment company.

For more information on the EMS product line and the upcoming event, please visit http://www.dotvn.com/dotVN-Solutions-MobileDataCenters-Products.html.

About the Company:

Dot VN, Inc. (www.DotVN.com) provides innovative Internet and Telecommunication services for Vietnam.  The Company was awarded an “exclusive long term contract” by the Vietnamese government to register “.vn” (Vietnam) domains and commercialize Parking Page Marketing/Online Advertising worldwide via the Internet.  Also, Dot VN has exclusive rights to distribute and commercialize Internet Data Center solutions and Gigabit Ethernet Wireless applications to Vietnam and Southeast Asia region.

About our Technology Partners:

Elliptical Mobile Solutions, LLC (www.EllipticalMedia.com) (EMS) is a research and development focused company that identifies deficiencies in the current state of technology and then offers realistic and commercially viable solutions to remedy those deficiencies.  Engineering models are designed, built and tested within EMS facilities so that new concepts and system designs may be proven and perfected.  EMS then forms partnerships and alliances with key individuals/business entities to convert the proven designs from engineering models into commercial offerings.

Vietnam Internet Network Information Center (“VNNIC”), (www.vnnic.net.vn) is an agency of the Ministry of Information and Communication (“MIC”) of Vietnam.  VNNIC was founded on 28th April 2000, and carries out the functions of managing, allocating, supervising and promoting the use of Internet domain names, addresses, autonomous system numbers in Vietnam, providing Internet-related guidance, statistics on Internet usage, and representing Vietnam at Internet related events.

Forward-Looking Statements:

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements.  These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission.  Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control.  In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions.  Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.  Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:

    Thomas M. Johnson, Chairman and CEO
    Dot VN, Inc.
    Phone: 858-571-2007 x14
    Email: Inquiries@DotVN.com
    Website: www.DotVN.com
    Register your “.vn” domains at:  www.VN

    Media Contact:
    North Shore Public Relations, Inc.
    Renae Placinski, 847-945-4505
    Email:  Renae@NorthShorePR.com
    Website: www.NorthShorePR.com

    Investor Relations Contact:
    Vista Partners
    Ross Silver, 415-738-6229
    Email:  Ross.Silver@VistaP.com
    Website: www.VistaP.com